Exhibit 99.2 Press Release 3/14/06

Chembio Diagnostics Appoints Dr. Mariano Levin,
An Expert in Chagas and Other Neglected Diseases, to Advisory Board

MEDFORD, N.Y. - March 14, 2006 - Chembio Diagnostics Inc. (OTCBB: CEMI) has appointed Dr. Mariano Jorge Levin, a leading expert on Chagas Disease, to its Advisory Board.

Dr. Levin is head of the Laboratory of Molecular Biology of Chagas Disease at the Institute for Research on Genetic Engineering and Molecular Biology in Buenos Aires, Argentina. He received a Ph.D. in biochemistry in 1981 from the University of Leipzig, Germany and conducted postdoctoral work in France at INSERM, CNRS, and Institut Pasteur. He has received several prizes from the Argentine Society of Cardiology, and, in 1998 was awarded a John Simon Guggenheim Foundation fellowship. He is currently a Howard Hughes International Research Scholar. As Full Professor at the School of Science and with the support of the Howard Hughes Medical Institute and the University of Buenos Aires, he created and directs the first genomic facility of this University, CeGA (Center of Applied Genomics). He is also a member of the Board of the South South Initiative (SSI) of the World Health Organization Special Program for Research and Training in Tropical Diseases (WHO - TDR), and the coordinator in the field of Trypanosomiases, including Chagas Disease and African Sleeping Sickness.

“We are delighted to have an individual of Dr. Levin’s distinction and expertise on our Advisory Board," said Larry Siebert, Chairman and President of Chembio.

Earlier this year Chembio received a $1.2 million order for Chagas STAT-PAK™, a rapid test for this largely neglected yet deadly infectious disease that affects some 18 million people. The test incorporates a cocktail of recombinant antigens that have been exclusively licensed to Chembio.

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ABOUT CHEMBIO
Chembio Diagnostics, Inc. (OTCBB: CEMI) possesses expertise in the development and manufacturing of rapid diagnostic tests for various infectious diseases. Chembio is participating in the frontlines of the global battle against the devastating AIDS pandemic. This battle, to which the United States alone has pledged $15 billion in international aid, is the impetus behind Chembio’s rapid HIV tests. Because rapid tests can detect HIV antibodies within minutes, the massive prevention and treatment programs that are now scaling up can be much more effective. Chembio is one of four global rapid HIV test suppliers under the Clinton HIV/AIDS Initiative (www.clintonfoundation.org). The Company also manufactures additional rapid tests that it has developed for other deadly diseases, including human and veterinary Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the wholly owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact: Vince Daniels/James Carbonara
The Investor Relations Group 212-825-3210